Exhibit 1.5

     No sale, offer to sell or transfer of the securities represented by this certificate or any interest therein shall be made unless a registration statement under the Federal Securities Act of 1933, as amended, with respect to such transaction is then in effect, or the issuer has received an opinion of counsel satisfactory to it that such transfer does not require registration under that Act.

     This Warrant will be void after 3:00 p.m. New York time on ________,2001.

                            STOCK PURCHASE WARRANT


              To Subscribe for and Purchase Shares of Common
Stock

                         WORLDWIDE FOREST PRODUCTS, INC.

           (Transferability Restricted as Provided in Paragraph 9
Below)


     THIS CERTIFIES THAT, for value received, CASTLE SECURITIES
CORP.,
("Castle") or registered assigns, is entitled to subscribe for and purchase from Worldwide Forest Products, Inc., incorporated under the laws of the state of Colorado, (the "Company") up to______________ fully paid and non-assessable shares of Common Stock, at the "Warrant Price" and during the period hereinafter set forth, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant is one of an issue of the Company's Stock Purchase Warrants (herein called the "Warrants"), identical in all respects except as to the names of the holders thereof and the number of Shares purchasable thereunder, representing on the original issue thereof rights to purchase up to 70,000 Shares.


     1.   As used herein:

          (a) "Common Stock" or "Common Shares" shall initially refer to the
Company s common stock, $.0075 par value, as more fully set forth in Section 5 hereof.

          (b) "Common Share" Price shall, subject to adjustment pursuant to
Section 4 hereof, be $6.00.

          (c) "Castle" shall refer to CASTLE SECURITIES CORP.

          (d) "Underwriting Agreement" shall refer to the Underwriting
Agreement dated ___________, 1996 between the Company and the Underwriter.

          (e) "Warrants" shall refer to Warrants to purchase an aggregate of up to 70,000 Shares issued to Castle or its designees by the Company pursuant to the Underwriting Agreement (including the Warrants represented by this
Certificate), as such may be adjusted from time to time in connection with the transfer, partial exercise, exchange of any Warrants or in connection with lost, stolen, mutilated or destroyed Warrant certificate, if any, or to reflect an adjusted number of Shares.

         (f) "Underlying Securities shall refer to and include the Common
Shares.
         (g) "Holders" shall mean the registered holder of such Warrants or any issued Underlying Securities.

         (h) "Warrant Price" is the amount required to purchase one (1) share of Common Stock hereunder and shall be $6.00 which is subject to adjustment pursuant to Section 4 hereof.

         (i)  "Registration Statement" shall mean the Company s
Registration
Statement filed with the Securities and Exchange Commission under
Commission
File Number 33-     as amended.

         (j) "Closing Date" shall mean the third business day after the expiration of the offering pursuant to the Registration
Statement.

     2.     The purchase rights represented by this Warrant may
be exercised
by the holder hereof, in whole or in part at any time, and from time to time,
during the period commencing _______________, 1997 (the
Commencement Date
until _______, 2001 (the "Expiration Date"), by the presentation of this
Warrant, with the purchase form attached duly executed at the
Company s office
(or such office or agency of the Company as it may designate in writing to the
Holder hereof by notice pursuant to Section 14 hereof), and upon payment by
the Holder to the Company in cash, or by certified check or bank draft of the
Warrant Price for such Common Shares.  The Company agrees that the Holder
hereof shall be deemed the record owner of such Underlying
Securities as of
the close of business on the date on which this Warrant shall have been
presented and payment made for such Common Shares as aforesaid.
Certificates
for the Underlying Securities so purchased shall be delivered to the Holder
hereof within a reasonable time, not exceeding fifteen (15) days, after the
rights represented by this Warrant shall have been so exercised.
If this
Warrant shall be exercised in part only, the Company shall, upon surrender of
this Warrant for cancellation, deliver a new Warrant evidencing the rights of
the Holder hereof to purchase the balance of the Common Shares which such
Holder is entitled to purchase hereunder.  Exercise in full of the rights
represented by this Warrant shall not extinguish the rights
granted under
Section 9 hereof.     Nothing herein shall permit the exercise of
this Warrant
for Common Shares prior to ______________, 1997.

     3. Subject to the provisions of Sections 8, 9, and 12 hereof, (i) this Warrant is exchangeable at the option of the Holder at the aforesaid office of the Company for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Common
Shares as are purchasable hereunder; and (ii) this Warrant may be divided or combined with other Warrants which carry the same rights, in either case, upon presentation hereof at the aforesaid office of the Company together with a written notice, signed by the Holder hereof, specifying the names and denominations in which new Warrants are to be issued, and the payment of any transfer tax due in connection therewith.

     4.     Subject and pursuant to the provisions of this
Section 4, the
Warrant Price and number of Common Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter in this
Section 4.

     (a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, or (iv) the outstanding shares of Common Stock of the Company are at any time changed into or exchanged for a different number or kind of shares or other security of the Company or of another corporations through reorganization, merger, consolidation, liquidation or recapitalization, the appropriate adjustments in the number and kind of such securities subject to this Warrant shall be made and the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization shall be proportionally adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of Shares which, if this Warrant had been exercised by such Holder immediately prior to such date, he would have owned upon such exercise and been entitled to receive upon such dividend, distribution, subdivision, combinations, reclassification, reorganization, merger, consolidation, liquidation or recapitalization, the
Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionally adjusted so that the Holder of this
Warrant exercised after such date shall be entitled to receive the aggregate number and kind of Shares which, if this Warrant had been exercised by such
Holder immediately prior to such date, he would have owned upon such exercise and been entitled to receive upon such dividend, distribution, subdivision, combination or reclassification. For example, if the Company declares a 2 for
1 stock distribution and the Exercise Price immediately prior to such event was $7.20 per Share and the number of Shares purchasable upon exercise of this
Warrant was 28,875, the adjusted Exercise Price immediately after such event would be $3.60 per Share and the adjusted number of Shares purchasable upon exercise of this Warrant would be $57,750. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) In case the Company shall hereafter distribute without consideration to all holders of its Common Stock evidence of its indebtedness or assets (excluding cash dividend or distributions and dividends or distributions referred to in Subsection (a) above) or subscription rights or warrants, then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the number of shares issuable upon exercise of the Representative s Warrant by the Per Share Exercise Price in effect immediately prior thereto, multiplied by a fraction the numerator of which shall be the total number of shares of Common Stock then outstanding multiplied by the current market value price per share of Common Stock (as defined in Subsection (d) below), less the fair market value (as determined by the Company s Board of Directors) of said assets, or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common stock. Such adjustment shall be mad whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholder entitled to receive such distribution.

     (c) Whenever the Exercise Price payable upon exercise of the
Representative s Warrant is adjusted pursuant to Subsection (a) or (b) above, the number of Shares purchasable upon exercise of this Representative s
Warrant shall simultaneously be adjusted by multiplying the number of Shares issuable upon exercise of this Representative s Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the
Exercise Price, as adjusted.

     (d)     For the purpose of any computation under Subsection
(b) above,
the current market price per share at any date shall be the price of the
Common Stock on the business day next preceding the event requiring an adjustment hereunder and shall be (A) if the principal trading market for such
Common Stock is listed on any consolidated tape, the price shall be the closing price set forth on such consolidated tape or (B) if the principal market for such Common Stock is the over-the-counter market, the high bid price on such date as set for by NASDAQ or, if the Common Stock is not quoted on NASDAQ, the high bid price as set forth on the NASD's Bulletin Board or in the NATIONAL QUOTATION BUREAU sheet listing such Common Stock for such day.
Notwithstanding the foregoing, if there is no reported closing price or high bid price, as the case may be, on a date prior to the event requiring an adjustment hereunder, then the current market price shall be determined as of the latest date prior to such day for which such closing price or high bid price is available.

     (e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price:
provided, however, that any adjustment which by reason of this Subsection (i) are not required to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment required to be made hereunder. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 4 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the
Exercise Price, in addition to those required by this Section 4, as it shall determine, it its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, hereinafter made by the Company shall not result in any Federal income tax liability to the holders of the
Common Stock or securities convertible into Common Stock (including Warrants issuable upon exercise of the Representative s Warrant).

     (f) Whenever the Exercise Price is adjusted, as herein provided, the
Company shall promptly cause a notice setting forth the adjusted
Exercise
Price and adjusted number of Shares issuable upon exercise of the Representative s Warrant to be mailed to the Holder, at its address set forth herein and shall cause a certified copy thereof to be mailed to the Company s
Transfer Agent, if any. The Company may retain a firm of independent certified public accountants elected by the Board of Directors (who may be the regular accountants employed by the Company to make any computation required by this Section 4, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

     (g) In the event that at any time, as a result of any adjustment made pursuant to the provisions of this Section 4, the Holder of Representative's
Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of the Representative s Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in
Subsections (a) to (e) inclusive, above.

     (h)     Until this Warrant is exercised, the Underlying
Securities, the
Warrant Price and Common Share Price shall be determined exclusively pursuant to the provisions hereof.

     5.     For the purposes of this Warrant, the terms  Common
Shares  or
Common Stock shall mean (i) the class of stock designated as the Common
Stock, $.0075 par value, of the Company on the date set forth on the first page hereof or (ii) any other class of stock resulting from successive changes or re-classifications of such Common Stock consisting solely of changes in par value, or from no par value to par value, or from par value to no par value.
If at any time, as a result of an adjustment made pursuant to
Section 4, the
securities or other property obtainable upon exercise of this Warrant shall include shares or other securities of the Company other than Common Shares or securities of another corporation or other property: thereafter, the number of such other shares or other securities or property so obtainable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 4 and all other provisions of this Warrant with respect to Common Shares shall apply on like terms to any such other shares or other securities or property. Subject to the foregoing, and unless the context requires otherwise, all references herein to Common Shares shall, in the event of an adjustment pursuant to Section 4, be deemed to refer also to any other securities or property then obtainable as a result of such adjustments.

     6.     The Company covenants and agrees that:

            (a) During the period within which the rights represented by the Warrant may be exercised, the company shall, at all times, reserve and keep available out of its authorized capital stock, solely for the purposes of issuance upon exercise of this Warrant, such number of its Common Shares as shall be issuable upon the exercise of this Warrant and at its expense will obtain the listing thereof on all national securities exchanges on which the
Common Shares are then listed; and if at any time the number of authorized
Common Shares shall not be sufficient to effect the exercise of this Warrant included therein, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose; the Company shall have analogous obligations with respect to any other securities or property issuable upon exercise of this Warrant.

          (b) All Common Shares which may be issued upon exercise of the rights represented by this Warrant included herein will, upon issuance be validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issuance thereof; and

          (c) All original issue taxes payable in respect of the issuance of Common Shares upon the exercise of the rights represented by this Warrant or shall be borne by the Company but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the transfer of any Warrants or the transfer of any Underlying Securities.

     7. Until exercised, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company, except that the Holder of this Warrant shall be deemed to be a shareholder of this
Company for the purpose of bringing suit on the ground that the issuance of shares of stock of the Company is improper under the Delaware Business
Corporation Law.

     8. This Warrant shall not be sold, transferred assigned or hypothecated for a period of twelve (12) months from the effective date of the
Company s right offering with respect to which this Warrant has been issued, except to officer or partners of Castle. In no event shall this Warrant be sold, transferred, assigned or hypothecated except in conformity with the applicable provisions of the Securities Act of 1933, as then in force (the
Act ), or any similar Federal statute then in force, and all applicable Blue
Sky  laws.

     9. The holder of this Warrant, by acceptance hereof, agrees that, prior to the disposition of this warrant or of any such securities theretofore purchased upon the exercise hereof, under circumstances that might require registration of such securities under the Act, or any similar Federal statute then in force, such holder will give written notice to the Company expressing such holder s intention of effecting such disposition, and describing briefly such holder s intention as to the disposition to be made of this Warrant and/or the securities theretofore issued upon exercise hereof. Promptly upon receiving such notice, the Company shall present copies thereof to its counsel and to Robert C. Beers P.C. and Stephen W. Wilk. Esq., 3 Linden street,
Selden, New York 11784 and the provisions of the following subdivisions shall apply:

          (a) If, in the opinion of the Company s counsel, the proposed disposition does not require registration under the Act or qualification pursuant to Regulation A promulgated under the Act, or any similar Federal statue then in force, of this Warrant and/or the securities issuable or issued upon the exercise of this Warrant, the Company shall as promptly as practicable, notify the holder thereof of such opinion, whereupon such holder shall be entitled to dispose of this Warrant and/or such securities theretofore issued upon the exercise hereof, all in accordance with the terms of the notice delivered by such holder to the Company.

          (b) If, the opinion of the Company s counsel, such proposed disposition requires such registration or qualification under the Act, or similar Federal statute then in effect, of this Warrant and/or the securities issuable or issued upon the exercise of this Warrant, the Company shall promptly give written notice to all then holders of the Warrants, at the respective addresses thereof shown on the books of the Company, of a proposed registration or qualification under the Act, or any similar Federal statute then in force, and the Company shall, as expeditiously as possible, use its best efforts to effect such registration or qualification under the Act or similar statute, at the sole expense of the Company, on one occasion only, for a period not to exceed five (5) years from the effective date of the Company s rights offering, of (i) the securities issuable or issued upon the exercise of this Warrant, and (ii) all such securities of the Company issuable of issued upon the exercise of Warrants, the holders of which shall have made written requests to the Company for the registration or qualification thereof within thirty (30) days after the giving of such written notice by the Company, all to the extent requisite to permit the sale of the securities referred to in the foregoing clauses (i) and (ii), upon the terms of offering supplied in writing to the Company by the holders thereof, and upon the effectiveness of such registration or qualification. The Company shall not be required to effect more than one such registration or qualification pursuant to the foregoing provisions nor shall it be required to effect such registration or qualification unless requested by Castle or its specific authorized designees or, together with the consent of Castle or its specific authorized designees, the holders of at least 50% of Castle s Warrants and/or the holders of the
Warrants upon exercise thereof shall pay the exercise price to the transfer agent of record, which agent shall not release said funds to the issuer until such time as the underlying securities have been delivered to Castle and/or holders thereof. Castle and/or holders of the Warrants shall not be required to exercise such Warrants prior to the date the Registration Statement has been cleared by the SEC and State Securities Departments (the "Exercise Date") but in no event shall such exercise date occur at a date subsequent to the termination of this Warrant. In addition to such rights, in the case of any proposed registration or qualification of Common Stock or other securities of the Company under the Act, or similar Federal statute then in force, at any time within seven (7) years from the effective date of the Company s public offering, the Company will give at least thirty (30) days prior written notice of the filing thereof to (i) each holder of Warrants and (ii) each holder of underlying securities who shall have received the same upon the exercise of
Warrants previously held by such holder. If, and to the extent requested by any such holder in writing withing twenty (20) days after receipt of any such notice, the Company will use its best efforts, at its expense, to register all or any part of the securities issuable or issued upon the exercise of the
Warrants referred to in the foregoing clause (i) and/or the securities referred to in the foregoing clause (ii) under such Act or statute, limited, in the case of a qualification under Regulation A, to the amount of any available exemption, concurrently with the registration or qualification of such other stock or securities, in a manner appropriate to permit the distribution of such securities by such holder upon the terms of offering supplied by such holder concurrently with the making of the aforesaid written request. In the event the underlying securities are to be registered, Castle and/or the holders of the Warrants upon exercise thereof shall pay the exercise price to the transfer agent of record, which agent shall not release said funds to the issuer until such time as the underlying securities have been delivered to Castle and/or holders thereof. Castle and/or holders of the
Warrants shall not be required to exercise such warrants prior to the date the
Registration Statement has been cleared by the SEC and State
Securities
Departments ("the Exercise Date") but in no event shall such exercise date occur at a date subsequent to the termination of this Warrant.

     10. (a) The Company will indemnify and hold harmless the Holders of this Warrant or the securities issuable or issued upon the exercise hereof and each person who controls a Holder within the meaning of Section 15 of the Act
(the Holders ), individually and jointly as the case may be, from and against any and all losses, claims, damages, expenses or liabilities, joint or several to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise and, except as hereinafter provided, will reimburse the Holders for any legal or other expenses
(including the cost of any investigation and preparation) reasonably incurred by them or any one then in connection with investigating or defending any litigation or claim whether or not resulting in any liability, only insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration statement or any amendment thereto or in any Blue Sky application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein necessary to make the statements therein not misleading, all as of the date when the Registration Statement or any amendment thereto, the filing of any such Blue Sky application as the case may be, becomes effective or any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus or Prospectus (as amended or as supplemented thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading; provided, however, that the indemnity agreement contained in this subsection (a) shall not apply to amounts paid in settlement of any such litigation if such settlement is effected without the consent of the Company, nor shall it extend to the
Holders in respect of any such losses, claims, damages, expenses, liabilities, or actions arising out of, or based upon any such untrue statement or alleged untrue statement, or any such omission, if such statement or omission was made in reliance upon and in conformity with, written information furnished to the
Company by the Holders on their behalf specifically for use in connection with the preparation of the Registration Statement, the Prospectus, or any such amendment thereof or supplement thereto or Blue Sky Application.

          The Holders agree after their receipt of written notice of the commencement of any action against the Holders or any of them, in respect of which indemnity may be sought from the Company on account of the Indemnity agreement contained in this subsection (a), to notify the Company within ten
(10) days in writing of the commencement thereof and to supply a copy of any legal documents served upon such Holders in connection with such action. The omission of the Holder to so notify the Company of any such action shall relieve the Company from any liability which it may have to the Holders. In case any such action shall be brought against the Holders, the Holders shall promptly notify the Company of the commencement thereof and the Company shall be entitled to participate in (and, to the extent it shall wish, to direct) the defense thereof at its own expense but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Holders who are defendants in such litigation. The Holders shall have the right to employ separate counsel in any such action and to participate in the defense thereof subject to the Company s reasonable right to approve such counsel which will not be unreasonably withheld, but the fees and expenses of such counsel shall not be at the expense of the Company unless (i) the employment of such counsel has been specifically authorized by the Company, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) there is a conflict of interest which would prevent counsel for the
Company from representing both the Company and the Holders, in any of which cases the Company shall not have the right to direct the defense of such action on behalf of the Holders. It is understood that, regardless of whether such counsel is representing all of the parties entitled to indemnification under this subsection (a), the Company shall not be liable, under clause (iii) above, for the fees and expenses of more than one separate counsel who shall be approved by the Holders. The Company agrees to notify the Holders promptly of the commencement of any litigation or proceeding against them or against any of their respective officers or directors of which they may be advised, in connection with the issue and sale of any of the securities, and to furnish the Holders, at the Holders' request, with copies of all pleadings therein and to permit the Holders to be observers therein and to apprise them of all of the developments therein, all at the Company s expense.

          (b) The Holders or Holder, as the case may be, will indemnify and hold harmless the Company, the directors of the Company, the officers of the
Company who shall have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the
Act or under any other statute or at common law or otherwise and, except as hereinafter provided, will reimburse the Company and such officers or controlling person indemnified for as above for any legal or other expenses
(including the cost of any investigation and preparation) reasonably incurred by them or any of them in connection with investigating or defending any litigation or claims whether or not resulting in any liability, only insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto or in any Blue Sky application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendments thereof or supplements thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only if insofar as such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Holders or Holder, as the case may be, specifically for use in connection with the preparation of the Registration Statement, the Preliminary
Prospectus or the Prospectus, or any such amendment thereof or supplement thereto or Blue Sky application. This indemnity agreement is in addition to any other liability which the Holders may have to the Company. The Holders shall not be liable for amounts paid in settlement of any such litigation, if such settlement was effected without their consent, which consent will not be unreasonably withheld. In case of the commencement of any action, respect of which indemnity may be sought from the Holders on account of their indemnity agreement contained in this subsection (b), the Company, and each person agreed to be indemnified by the Holders shall have the same obligation to notify the Holders and the Holders shall have the same right to participate in and, to the extent that they shall wish, to direct, as set forth in subsection
(a) above, the defense of such action at their own expense but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Company or such other person agreed to be indemnified by the Holders. The Holders agree to notify the Company promptly of the commencement of any litigation or proceeding against them in connection with the issue or sale of any of the securities of the Company.

          (c) The respective indemnity agreements of the Company, and the
Holders contained in subsections (a) and (b) above, and the representations and warranties of the Company set forth in this Warrant, shall remain operative and in full force and effect, regardless of any investigation made by the Holders or on their behalf or the Company or any controlling person of the Company or any director or any officer of the Company, and shall survive the delivery of the securities issuable upon exercise of this Warrant, and any successor of the Holders, or the Company or any controlling person of the
Holders or the Company, as the case may be, shall be entitled to the benefit of these respective indemnity agreements.

     11. If this Warrant, or any of the securities issuable pursuant hereto, require qualification or registration with, or approval of, any governmental official or authority (other than registration under the Act, or any similar Federal statute at the time in force), before such shares may be issued on the exercise hereof, the Company, at its expense, will take all requisite action in connection with such qualification, and will use its best efforts to cause such securities and/or this Warrant to be duly registered or approved, as may be required. The foregoing will not require the Company to consent to service of process except in connection with the sale of the securities in any jurisdiction.

     12. This Warrant is exchangeable, upon its surrender by the registered holder at such office or agency of the Company as may be designated by the Company, for new Warrants of like tenor, representing, in the aggregate, the right to subscribe for and purchase the number of units or
Common Shares as the case may be that may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of units or Common Shares as the case may be as shall be designated by the registered holder at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the
Company, or in the case of such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the registered holder a new Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the number of Common Shares that may be subscribed for and purchased hereunder. Nothing herein is intended to authorize the transfer of this Warrant except as permitted under Paragraph 8.

     13. Every holder hereof, by accepting the same, agrees with any subsequent holder hereof and with the Company that this Warrant and all rights hereunder are issued and shall be held subject to all of the terms, conditions, limitations and provisions set forth in this Warrant, and further agrees that the Company and its transfer agent may deem and treat the registered holder of this Warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

     14. All notices required hereunder shall be given by first-class mail, postage prepaid; if given by the holder hereof, addressed to the Company at 101 Baremore, Louisville, Mississippi 39339 or such other address as the
Company may designate in writing to the holder hereof; and if given by the
Company, addressed to the holder at the address of the holder shown on the books of the Company.

     15. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement satisfactory in form to Castle, the due and punctual performance and observance of each and every covenant and condition of this
Warrant to be performed and observed by the Company.

     16. This Warrant shall be construed in accordance with and governed by the laws of the State of New York, except with respect to the validity of this Warrant, the issuance of Warrant Shares upon exercise hereof and rights and duties of the Company with respect to registration of transfer which shall be governed by the laws of the State of Colorado.
Notwithstanding anything to
the contrary, the courts of the State of New York shall have jurisdiction of any dispute or claim concerning or arising out of or touching upon this
Warrant.

          IN WITNESS WHEREOF, NY TEST ENVIRONMENTAL INCORPORATED has caused this Warrant to be signed by its duly authorized officers under its corporate seal, to be dated ________________, 1996.


                                     WORLDWIDE FOREST PRODUCTS,
INC.
                          By

-----------------------------
                                      Authorized Officer

Attest:

-----------------------
Secretary
(Corporate Seal)

                               PURCHASE FORM
                               To Be Executed
                          Upon Exercise of Warrant

     The undersigned hereby exercises the right to purchase
_____________
Common Shares, evidenced by the within Warrant, according to the terms and conditions thereof, and herewith makes payment of the purchase price in full.
The undersigned requests that certificates for such shares and warrants shall be issued in the name set forth below.

Dated: _________________________, 19



-------------------------------------
                                   Signature





------------------------------------
                                    Print Name of Signatory



------------------------------------
                                    Name to whom certificates are
to
                                    be issued if different from
above

                                     Address:

                                     ----------------------------

                                     ----------------------------

                                     Social Security No._________

                                     or other identifying number

     If said number of shares shall not be all the shares purchasable under the within Warrant, the undersigned requests that a new Warrant for the unexercised portion shall be registered in the name of:



------------------------------------
                                       (Please Print)


                                         Address:


----------------------------


----------------------------
                                         Social Security No. or
other
                                         identifying number




------------------------------------
                                         Signature



                            FORM OF ASSIGNMENT


     FOR VALUE RECEIVED ___________________________, hereby sells assigns and
transfers to ______________________ Soc. Sec. No.
(____________________) the
within Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ attorney to transfer such Warrant on the register of the within named
Company, with full
power of substitution.



-------------------------------
                                      Signature


Dated:__________________________, 19__



Signature Guaranteed:



-----------------------------------